Exhibit 4.10

PRIMEIRO ADITIVO AO CONTRATO DE PARTICIPAÇÃO NOS ARRANJOS DE PAGAMENTO DA VISA DO BRASIL E LICENCIAMENTO DE MARCA REGISTRADA

ESTE PRIMEIRO ADITIVO AO CONTRATO DE PARTICIPAÇÃO NOS ARRANJOS DE PAGAMENTO DA VISA DO BRASIL E LICENCIAMENTO DE MARCA REGISTRADA (“Contrato”) é celebrado entre a VISA DO BRASIL EMPREENDIMENTOS LTDA., sociedade constituída e em funcionamento sob as leis do Brasil, com sede na cidade de São Paulo, estado de São Paulo, na Av. Presidente Juscelino Kubitschek, 1909, Torre Norte/3º andar, Brasil, inscrita no Cadastro Nacional da Pessoa Jurídica, do Ministério da Fazenda (CNPJ/MF) sob o nº 31.551.765/0001-43 (“VISA DO BRASIL”), VISA INTERNATIONAL SERVICE ASSOCIATION, sociedade constituída e em funcionamento sob as leis dos Estados Unidos da América e do estado de Delaware com sede na Metro Center Boulevard, 900, Foster City, Califórnia 94404 (VISA INTERNATIONAL”) (VISA DO BRASIL E VISA INTERNATIONAL designadas conjuntamente como “VISA”), e

FIRST AMENDMENT TO THE VISA PAYMENT ARRANGEMENTS PARTICIPATION AND TRADEMARK LICENSE AGREEMENT

THIS FIRST TO THE VISA PAYMENT ARRANGEMENT PARTICIPATION AND TRADEMARK LICENSE AGREEMENT (“Agreement”) is entered into by and between VISA DO BRASIL EMPREENDIMENTOS LTDA., a corporation organized and existing under the laws of Brazil, with its head offices in the City of São Paulo, Estate of São Paulo at Av. Presidente Juscelino Kubitschek, 1909, North Tower/3º floor, Brazil, enrolled with the Brazilian Taxpayer Registry of the Ministry of Finance (“CNPJ/MF”) under Nº 31.551.765/0001-43 (VISA DO BRASIL”), VISA INTERNATIONAL SERVICE ASSOCIATION, a company organized and existing under the laws of the United States and the state of Delaware with its head offices at 900 Metro Center Boulevard, Foster City, California 94404 (“VISA INTERNATIONAL”) (“VISA DO BRASIL AND VISA INTERNATIONAL collectively referred to as “VISA”), and

Nome do participante (doravante denominado “PARTICIPANTE”) / Name of participant (hereinafter called “Participant”): PAGSEGURO INTERNET S.A.

Endereço (sede principal) / Street address (principle place of business): AV.BRIGADEIRO FARIA LIMA, 1.384

Cidade/City: SÃO PAULO			Estado/State SP

País/Country: BRASIL			Código postal/Postal Code: 01452-002

Endereço postal (se for diferente)/ Mailing address (if different):

Cidade/City:			Estado/State:

País/Country: BRASIL			Código postal/Postal Code:

Telefone/Telephone:	Código do país/Country Code: 55	Código de cidade/City Code: 11	Número/Number: 30388260

Fax:	Código do país/Country Code: 55	Código de cidade/City Code:	Número/Number:

Descrição jurídica/Legal Description: INST.DE PGTO EMISSORA DE INTRUMENTO PÓS-PAGO

Constituída e em funcionamento sob as leis de (estado ou país da constituição) / Organized and existing under the laws of (state or country of incorporation): BRASIL

CONSIDERANDO que a VISA DO BRASIL é instituidora de arranjos de pagamento controlada pela VISA INTERNATIONAL, e se dedica ao gerenciamento de arranjos de pagamento no Brasil (“Arranjos de Pagamento da Visa”), por meio dos Estatutos, das Regras Básicas da Visa e das Regras sobre Produtos e Serviços Visa, incluindo manuais e guias técnicos e quaisquer outros requisitos complementares da VISA INTERNATIONAL (os estatutos, as regras, guias e manuais, conjuntamente com todos e quaisquer outras regras aplicáveis para a participação nos Arranjos de Pagamento da Visa, as “Regras da Visa”);

CONSIDERANDO QUE A VISA INTERNATIONAL é a proprietária de certas marcas registradas que podem ser usadas na operação de Arranjos de Pagamento da Visa e que são descritas nas Regras Visa (as “Marcas de Propriedade da Visa”);

CONSIDERANDO QUE A VISA DO BRASIL é licenciada e sublicenciadora autorizada das Marcas de Propriedade da Visa em relação a seu uso no Brasil em conexão com os Arranjos de Pagamento da Visa;

CONSIDERANDO QUE A VISA INTERNATIONAL opera arranjos de pagamento fora do Brasil e presta certos serviços internacionais relacionados a programas de serviço financeiro, como previsto nas Regras da Visa;

CONSIDERANDO que a VISA e o PARTICIPANTE celebraram o Contrato de Participação nos Arranjos de Pagamento da Visa do Brasil e Licenciamento de Marca Registrada (o “Contrato”) datado em 24 de Agosto de 2015 por meio do qual regularam os termos e condições para a participação do PARTICIPANTE nos Arranjos de Pagamento Aprovados;

CONSIDERANDO que o PARTICIPANTE deseja, também somente no Brasil (o “País Aprovado”): (i) estender a lista de Arranjos de Pagamento da Visa Aprovados, conforme selecionados a seguir; (ii) usar as Marcas de Propriedade da Visa autorizadas para uso nas Regras da Visa para esses Arranjos de Pagamento Aprovados (“Marcas Licenciadas”); e (iii) obter serviços relacionados da VISA DO BRASIL e da VISA INTERNATIONAL em conexão com essa participação nos Arranjos de Pagamento Aprovados, conforme previstos no Contrato;

EM ASSIM SENDO, com base nos compromissos mútuos assumidos neste documento, VISA e o PARTICIPANTE, na intenção de estarem legalmente vinculados, neste ato acordam o quanto segue:

1.  Termos Definidos. Salvo se definidos de outra forma neste Aditivo, os termos iniciados com letra maiúscula terão o significado que lhes foi atribuído no Contrato.

2.  Confidencialidade. As Partes permanecerão vinculadas às obrigações de confidencialidade previstas no Contrato, e deverão manter confidenciais todas e quaisquer informações relacionadas ao Contrato, a este Aditivo, e outros documentos a que tenham acesso em virtude do Contrato, de acordo com as Regras e com o Contrato.

WHEREAS, VISA DO BRASIL is a Brazilian payment arrangement settlor controlled by VISA INTERNATIONAL and is engaged in the business of managing payment arrangements in Brazil (“Visa Payment Arrangements”), by virtue of the By-Laws, Visa Core Rules and Visa Product and Service Rules, including manual and technical guides and any other additional requirements of VISA INTERNATIONAL (the by-laws, rules, guides and manuals, collectively with all and any applicable rule for the participation on the Visa Payment Arrangements, the “Visa Rules”);

WHEREAS VISA INTERNATIONAL is the owner of certain trademarks that may be used in the operation of the Visa Payment Arrangements and that are described in the Visa Rules (the “Visa-Owned Marks”);

WHEREAS, VISA DO BRASIL is licensed and authorized sublicensor of the Visa-Owned Marks regarding its use in Brazil in connection to the Visa Payment Arrangements;

WHEREAS VISA INTERNATIONAL operates payment arrangements outside of Brazil and provides certain international financial services, as provided for in the Visa Rules;

WHEREAS VISA and the PARTICIPANT have executed Visa Payment Arrangements Participation and Trademark License Agreement (the “Agreement”) dated August 24, 2015, whereby the Parties have regulated the terms and conditions for the participation of the PARTICIPANT in the Approved Payment Arrangement;

WHEREAS THE PARTICIPANT wishes, also only in Brazil (the “Approved Country”) to: (i) extend the list of Approved Payment Arrangements, as selected below; (ii) use the Visa-Owned Marks authorized for use in the Visa Rules for these Approved Payment Arrangements (“Licensed Marks”); and (iii) obtain related services from VISA DO BRASIL and VISA INTERNATIONAL in connection with this participation in the Approved Payment Arrangements, as set forth in the Agreement:

NOW, THEREFORE, based on the mutual promises made herein, VISA and the PARTICIPANT, intending to be legally bound, hereby agree as follows:

1.  Defined Terms. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

2.  Confidentiality. The Parties shall remain bound to the confidentiality obligations set forth in the Agreement, and shall keep confidential any and all information related to the Agreement, this Amendment, and other documents to which they have access by virtue of the Agreement, pursuant to the Rules and to the Agreement

3.  Autorização para participar dos Arranjos de Pagamentos Aprovados. A VISA DO BRASIL autoriza a participação do PARTICIPANTE, de forma não exclusiva, nos Arranjos de Pagamento Aprovados no País Aprovado, sujeito aos termos e condições deste Contrato e das Regras da Visa, incluindo taxas e encargos definidos na Cláusula 5 do Contrato. O PARTICIPANTE terá direito a todos os direitos e privilégios aplicáveis à sua participação nos Arranjos de Pagamento Aprovados, como disposto nas Regras da Visa, observado que o PARTICIPANTE será responsável, de forma exclusiva, por todos os custos e riscos associados a sua participação nos Arranjos de Pagamento Aprovados. No caso de o PARTICIPANTE desejar participar de um Arranjo de Pagamento que não seja um Arranjo de Pagamento Aprovado, o PARTICIPANTE deve previamente notificar a VISA DO BRASIL, por escrito, e o PARTICIPANTE não poderá dar início à sua participação em outro Arranjo de Pagamento nem usar quaisquer Marcas de Propriedade da Visa não incluídas nas Marcas Licenciadas até que tenha recebido consentimento prévio por escrito da VISA DO BRASIL. O PARTICIPANTE declara e garante que obteve todas as autorizações e permissões necessárias sob as leis e os regulamentos do País Aprovado para participar dos Arranjos de Pagamento Aprovados. Se as Regras da Visa exigirem um patrocinador para a participação do PARTICIPANTE em determinados Arranjos de Pagamento da Visa, o PARTICIPANTE deverá (i) ter enviado à VISA DO BRASIL um contrato de patrocínio plenamente cumprido que traga a assinatura de um representante legal do patrocinador; (ii) ter celebrado um contrato de prestação de serviços com aquele patrocinador para prestar os serviços necessários a esses Arranjos de Pagamento Aprovados; e (iii) que notificará a VISA DO BRASIL imediatamente, por escrito, sobre a rescisão ou qualquer modificação material dos referidos contratos. O PARTICIPANTE também declara que enviou à VISA DO BRASIL uma cópia de seu último demonstrativo financeiro, cujos conteúdo declara ser verdadeiro, correto e completo.

3.  Authorization to Participate in the Approved Payment Arrangements. Subject to the terms and conditions of this Agreement and of Visa Rules, including fees and charges defined in Section 5 of the Agreement, VISA DO BRASIL authorizes the PARTICIPANT’s non-exclusive participation in the Approved Payment Arrangements in the Approved Country. PARTICIPANT will have right to all the rights and privileges applicable to its participation in the Approved Payment Arrangement, as set forth in the Vis Rules, and PARTICIPANT will be exclusively responsible for all the costs and risks associated to its participation in the Approved Payment Arrangements. In the event the PARTICIPANT wishes to participate in a Payment Arrangement that is not an Approved Payment Arrangement, PARTICIPANT shall notify VISA DO BRASIL in advance, in writing, and PARTICIPANT will not be able to initiate its participation in other Payment Arrangement or use any Visa-Owned Marks not included in the Licensed Marks until it has received prior written consent from VISA DO BRASIL. PARTICIPANT declares and warrants that it has obtained all authorizations and permissions that are required under the laws and regulations of the Approved Country to participate in the Approved Payment Arrangements. If the Visa Rules require a sponsor for the PARTICIPANT’s participation in certain Visa Payment Arrangements, PARTICIPANT must (i) have sent so VISA DO BRASIL a sponsorship agreement dully fulfilled with the signature of a legal representative of the sponsor; (ii) have entered into a service contract with that sponsor to provide the services needed to these Approved Payment Arrangements; and (iii) notify VISA DO BRASIL immediately, in writing, of any material modification or termination of such agreements. PARTICIPANT also declares that it has sent to VISA DO BRASIL a copy of its latest financial statement, which content it claims to be true, correct and complete.

Instruções: Selecionar com um X os Arranjos de Pagamento Aprovados. Instructions: Select with an X the Approved Payment Arrangements.

PARTICIPAÇÃO / PARTICIPATION
1.	Participante Principal Emissor / Principal Issuing Participant
	☒	Arranjo de Pagamento Visa Crédito (Doméstico e Internacional) / Visa Credit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Electron e Visa Débito (Doméstico e Internacional) / Visa Electron and Visa Debit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Pré-Pagos (Doméstico e Internacional) Visa Prepaid (Domestic and International) Payment Arrangement
2.	Participante Associado Emissor / Associate Issuing Participant
	☐	Arranjo de Pagamento Visa Crédito (Doméstico e Internacional) / Visa Credit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Electron e Visa Débito (Doméstico e Internacional) / Visa Electron and Visa Debit (Domestic and International) Payment Arrangement
	☐	Arranjo de Pagamento Visa Pré-Pagos (Doméstico e Internacional) / Visa Prepaid (Domestic and International) Payment Arrangement

3.	Participante Principal Credenciador de Estabelecimento Comercial / Merchant Acquiring Principal Participant
	☐	Arranjos de Pagamento Visa Crédito, Electron e Débito, Pré-Pagos (Doméstico e Internacional) / Visa Credit, Debit and Electron and Prepaid (Domestic and International) Payment Arrangement.
4.	Participante Associado Credenciador de Estabelecimento Comercial / Merchant Acquiring Associate Participant
	☐	Arranjos de Pagamento Visa Crédito, Electron e Débito, Pré-Pagos (Doméstico e Internacional) / Visa Credit, Electron and Debit and Prepaid (Domestic and International) Payment Arrangement.

Programas complementares / Supplementary Programs:

5.	Programa Plus / Plus Program
Patrocinado (somente uma opção de Programa pode ser selecionada) / Sponsored (only one Program option may be selected):
	☐	Emissor e Credenciador Plus / Plus Issuer and Acquirer	☐	Somente Emissor Plus / Only Plus Issuer	☐	Somente Credenciador Plus / Only Plus Acquirer.

O PARTICIPANTE reconhece que se aplicam à sua participação aos Arranjos de Pagamento Aprovados todas as disposições previstas no Contrato, inclusive, mas sem se limitar ao disposto em suas Cláusulas 2, 3, 4, 5, 6, 7, 8, 9, 12, 14 e 19.

4.  Lei e Foro. Este Aditivo será regido por e interpretado de acordo com as leis do Brasil. As partes designam a jurisdição do foro da comarca da cidade de São Paulo, estado de São Paulo, Brasil, para resolver e dirimir qualquer controvérsia decorrente do presente Aditivo.

5.  Prazos. O prazo deste Aditivo terá início na data em que for assinado por todas as Partes (“Data de Vigência”) e continuará por um prazo de 5 (cinco) anos (“Prazo”), depois do qual será renovado automaticamente por períodos adicionais de 5 (cinco) anos, salvo se, no mínimo 180 (cento e oitenta) dias antes do fim do Prazo (ou qualquer renovação deste), o PARTICIPANTE notifique a VISA DO BRASIL, por escrito, de sua intenção de rescindi-lo por ocasião do final do Prazo (ou de qualquer renovação deste).

PARTICIPANT acknowledges that all provisions set forth in the Agreement are applicable to its participation in the Approved Payment Arrangements, including but not limited to its Sections 2, 3, 4, 5, 6, 7, 8, 9, 12, 14 and 19.

4.  Choice of law. This Amendment shall be governed by and interpreted according to internal laws of Brazil, without regard to its conflict of law provisions. The parties designate the Forum of the city of São Paulo, State of São Paulo, as the venue to solve and settle any disputes that may arise from this Agreement.

5.  Term. This Amendment shall become effective as of the date it is signed by all Parties (the “Effective Date”) and shall continue for a term of five years from the Effective Date, after which this Agreement shall automatically renew for an additional five year period unless, at least 180 days prior to the end of the term (or any renewal term), PARTICIPANT shall have notified VISA DO BRASIL in writing of its intent to terminate this Agreement at the end of the Term (or any renewal term).

6.  Aditamentos; Divisibilidade Das Disposições Contratuais. Este documento não poderá ser aditado ou modificado, e nenhum de seus termos e condições pode ser renunciado, salvo por meio de instrumento por escrito assinado por todas as Partes, ou, em caso de renúncia, pela Parte renunciando cumprimento; desde que, contudo, o disposto acima não possa ser interpretado como uma limitação da capacidade da VISA DO BRASIL ou da VISA INTERNATIONAL de aditar, suplementar, ou, de outra forma, modificar de tempos em tempos quaisquer das Regras da Visa sem o consentimento do PARTICIPANTE. Se qualquer prazo, disposição, acordo, pacto ou restrição deste documento ou incorporados por referência a este Contrato forem considerados por um tribunal da jurisdição competente ou outra autoridade como inválidos, nulos ou inexequíveis, o remanescente dos prazos, disposições, contratos, pactos e restrições deste documento continuarão em pleno vigor e validade e, de nenhuma forma serão afetados, prejudicados ou invalidados, desde que a substância econômica ou legal do relacionamento do PARTICIPANTE sob este documento não seja afetada de qualquer maneira materialmente adversa às Partes. Neste caso, se e na medida em que a posição não possa ser remediada por meio de uma alteração das Regras da Visa de forma geral ou de forma específica ao País Aprovado, as Partes negociarão em boa-fé para modificar este documento, para assim dar efeito à intenção original das Partes o mais fielmente possível, de forma a que o relacionamento do PARTICIPANTE sob este documento possa continuar como contemplado originalmente na medida do possível.

7.  Sem Interpretação Restritiva. Caso haja ambiguidade ou questionamento das intenções ou interpretação, este Aditivo será interpretado como se tivesse sido redigido conjuntamente pelas Partes, e não haverá presunção ou ônus da prova favorecendo ou desfavorecendo qualquer parte em virtude da autoria de qualquer disposição deste Aditivo.

8.  Íntegra do Contrato. Este Aditivo, incluindo seus documentos referenciados, passa a fazer parte integrante do Contrato e, juntos, representam a íntegra do acordado entre as Partes em relação a seu objeto. Não há outros contratos, representações, garantias ou entendimentos entre as Partes em relação à participação do PARTICIPANTE nos Arranjos de Pagamento Aprovados. Este Contrato substitui qualquer outro contrato entre as Partes, escrito ou verbal, em relação à participação do PARTICIPANTE nos Arranjos de Pagamento Aprovados. Para fins de esclarecimento, este Contrato prevalece e substitui qualquer contrato anterior relacionado à afiliação do PARTICIPANTE, à sua participação nos Arranjos de Pagamento da Visa e à autorização para uso de quaisquer Marcas de Propriedade da Visa.

9.  Idioma. Este documento é celebrado e assinado nos idiomas Inglês e Português, sendo que em caso de divergências de interpretação, as Partes acordam que a versão em Português deve prevalecer.

EM TESTEMUNHO DO QUE, as Partes assinam o presente Contrato em 3 (três) vias, nas datas indicadas abaixo de suas respectivas assinaturas.

6.  Amendments; Severability. This document may not be amended or modified, and none of its terms or conditions may be waived, except pursuant to an instrument in writing signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance; provided, however, that, the foregoing shall not be construed as a limitation on the ability of VISA DO BRASIL to amend, supplement or otherwise modify any of the Visa Rules from time to time without the consent of PARTICIPANT. If any term, provision, agreement, covenant or restriction of this document or incorporated by reference into this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this document shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the PARTICIPANT relationship contemplated hereby is not affected in any manner materially adverse to the parties to this document. Upon such a determination, if and to the extent the position cannot be remedied by an amendment to the Visa Rules either generally or in relation to the Approved Country(s), the parties shall negotiate in good faith to modify this document so as to give effect to the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the PARTICIPANT relationship contemplated by this document may continue as originally contemplated to the fullest extent possible.

7.  No Strict Construction. In the event any ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.

8.  Entire agreement. This Amendment, including the referred documents, is part of the Agreement and, together, they constitute the entire agreement and understanding between the Parties regarding its scope. There are no other agreements, representations, warranties, or understandings between the Parties with respect to the PARTICIPANT’s participation in the Approved Payment Arrangements. To the extent that any other agreement, written or verbal, appears to exist between the Parties with respect to the subject matter hereof, the Agreement supersedes any such agreement. For clarification purposes, this Agreement prevails and supersedes any prior agreement related to the PARTICIPANT’s affiliation to the Visa Systems (either with Visa International or Visa do Brasil) and to the trademark license of Visa Owned Marks.

9.  Language. This document shall be executed and signed in the English and Portuguese languages. In case of discrepancies of interpretation the Parties agree that the Portuguese version shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

VISA DO BRASIL EMPREENDIMENTOS LTDA

Assinatura/Signature:	/S/ FERNANDO TELES
Nome/Name:	Fernando Teles
Cargo/Title:	General Officer
Data/Date:

PAGSEGURO INTERNET S.A.

Assinatura/Signature:	/S/ JUAN FUENTES
Nome/Name:	Juan Fuentes
Cargo/Title:
Data/Date:	June 2, 2017

VISA INTERNATIONAL SERVICE ASSOCIATION

Assinatura/Signature:	/S/ EDUARDO COELLO
Nome/Name:	Eduardo Coello
Cargo/Title:	Group Executive—LAC
Data/Date:	July 3, 2017

Testemunhas/Witnesses:

1.	/S/ ILLEGIBLE	2.	/S/ ILLEGIBLE
	RG		RG
	CPF/MF		CPF/MF